                                                                      Exhibit 12
                                                                      ----------

                      COMPUTATIONS OF CONSOLIDATED RATIOS
                         OF EARNINGS TO FIXED CHARGES
                            (DOLLARS IN THOUSANDS)

EARNINGS TO FIXED CHARGES
                                               1995         1994        1993        1992        1991
                                            -----------  ----------  ----------  ----------  ----------
EARNINGS:

Income before income taxes                  $  264,196    $361,631    $197,279    $231,048    $167,136

Plus:

     Fixed charges                             816,489     588,872     514,482     596,891     750,436

Less:

     Capitalized interest                          295         293         357         139         100
                                            ----------    --------    --------    --------    --------

Earnings, including interest on deposits     1,080,390     950,210     711,404     827,800     917,472

Less:

     Interest on deposits                      557,149     441,876     428,194     522,893     662,382
                                            ----------    --------    --------    --------    --------

Earnings, excluding interest on deposits    $  523,241    $508,334    $283,210    $304,907    $255,090

FIXED CHARGES:

     Interest expense                       $  806,627    $581,279    $506,192    $589,785    $743,322

     Capitalized interest                          295         293         357         139         100

     Interest portion of rent expense            9,567       7,300       7,933       6,967       7,014
                                            ----------    --------    --------    --------    --------

       Total fixed charges                  $  816,489    $588,872    $514,482    $596,891    $750,436
                                            ==========    ========    ========    ========    ========

Less:

     Interest on deposits                      557,149     441,876     428,194     522,893     662,382
                                            ----------    --------    --------    --------    --------

     Total fixed charges excluding
     interest on deposits                   $  259,340    $146,996    $ 86,288    $ 73,998    $ 88,054
                                            ==========   =========   =========   =========   =========

EARNINGS TO FIXED CHARGES:

     Including interest on deposits               1.32x       1.61x       1.38x       1.39x       1.22x
                                            ==========    ========    ========    ========    ========

     Excluding interest on deposits               2.02        3.46        3.28        4.12        2.90
                                            ==========    ========    ========    ========    ========